EXECUTIVE PARK WEST II
4720 GETTYSBURG ROAD
MECHANICSBURG, PA 17055

Fourth Amendment to Lease Agreement

    This Fourth Amendment to the Lease Agreement is made as of this 28th day of December, 2021 by and between Old Gettysburg Associates, II, LP ("Landlord"), and Select Medical Corporation ("Tenant").
    BACKGROUND
A.Landlord and Tenant are parties to that certain Office Lease Agreement dated November 1, 2012 with an effective commencement date of January 1, 2013, as amended by the First Amendment dated February 24, 2016; the Second Amendment dated June 1, 2016 and the Third Amendment dated September 19, 2021 (thereto, the “Master Lease”) pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 41,381 rentable square feet of space known as Suite 101 -104, 201A, 202, 301 – 304 and 401 in the building located at 4720 Gettysburg Road, Mechanicsburg, Pennsylvania. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease; and
B.Landlord and Tenant now desire to amend the Lease as hereinafter set forth.
    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant amend the following terms contained in the Lease dated November 1, 2012 with an effective commencement date of January 1, 2013 as follows:
    Effective January 1, 2022, the following terms contained in the Master Lease shall be amended as follows:
1.Landlord and Tenant hereby agree that Tenant shall add to the Master Lease and occupy an additional 1,204 RSF of space known as Suite 201B.
2.The first month’s rent for this space will commence as of January 1, 2022 and will expire on December 31, 2022.
3.The rental rate for Suite 201B shall be the same as the rental rate for the Master Lease.

4.All of the terms and condition of the Master Lease shall be application to Suite 201B.
All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.
    IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be duly executed on the day and year first set forth above.
Landlord:    Old Gettysburg Associates II, LP

By: /s/ John M. Ortenzio
John M. Ortenzio, Manager of the
General Partner

Date: January 5, 2022

Tenant:     Select Medical Corporation

By: /s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel
& Secretary

Date: December 28, 2021